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                                                          CONFIDENTIAL TREATMENT
(LOGO) Buena Vista International, Inc.                    EXHIBIT 10.20


June 2, 1988




Lintas International Limited
One Dag Hammarskjold Plaza
New York, New York 10017

RE:  LICENSE TO PRODUCE AND TELECAST TELEVISION SERIES
     BASED ON "WHEEL OF FORTUNE" AND "JEOPARDY!"

Ladies/Gentlemen:

This letter will confirm the terms and conditions of the agreement between you, Lintas International Limited (hereinafter referred to as "Lintas"), with offices at One Dag Hammarskjold Plaza, New York, New York 10017, acting as agent for "UNILEVER" (hereinafter referred to as "UNILEVER"), with offices at Burgemaster, S'Jacobplain #1, 3015 CA, Rotterdam, The Netherlands and Buena Vista International, Inc. (hereinafter referred to as "BVI"), with a head office at the address noted above, acting as agent for KING WORLD F.S.C. CORPORATION (hereinafter referred to as "KING WORLD"), with its head office at 830 Morris Turnpike, Short Hills, New Jersey 07078, to enter into a licensing agreement for certain rights in the television game show properties known in the United States of America as "WHEEL OF FORTUNE" (hereinafter referred to as "WHEEL") and "JEOPARDY!" (hereinafter referred to as "JEOPARDY").

1.       GRANT OF RIGHTS

(a) KING WORLD hereby grants to UNILEVER the sole and exclusive right to produce and to exhibit on free television only, whether by way of over-the-air broadcast television, cable television and/or satellite television, in the Territory (as defined below) during the License Term of this Agreement, television series based on the formats of WHEEL and JEOPARDY (hereinafter referred to as "a Series" and collectively "the Series").

(b)              UNILEVER shall have the right to produce such number of thirty
(30) minute episodes of each of the Series, for telecast once in such countries of the Territory, as it may determine, and may cause each such episode to be telecast such additional number of times in such country as KING WORLD and UNILEVER may agree.

(c) UNILEVER shall have the right, subject to third party restrictions, to advertise and promote the Series in the press and other media of communications; provided, however, that no clip of the Series shall exceed four (4) minutes in length.

(d) The grant of rights to JEOPARDY and WHEEL is limited to the use
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of the title, names, set designs, lighting designs, graphic designs, decorations, colors, equipment and the rules of the games for JEOPARDY and WHEEL (the "Proprietary Elements"), as these television series are distributed by KING WORLD in the United States of America. KING WORLD hereby advises UNILEVER that the title "WHEEL OF FORTUNE" (in Italian translation) is currently registered to Rete Italia; the use of the title "WHEEL OF FORTUNE" in the French translation is subject to possible restrictions which have been addressed in the license agreement referred to in Paragraph 8 of this Agreement and a third party has registered the name WHEEL OF FORTUNE (in Spanish translation) in international class 41 in Spain. KING WORLD is not aware of any other possible legal restrictions on the use of such titles in any other countries of the Territory. KING WORLD represents and warrants that its licensor has registered the trademark for the name "WHEEL OF FORTUNE" for television programming in the following territories: France (in English translation) and United Kingdom (applied for only).

(e) The Proprietary Elements in the format of the Series produced by UNILEVER shall at all times conform to the analogous elements of the United States versions of WHEEL and JEOPARDY. In order to enable KING WORLD to ensure such conformity, prior to UNILEVER's initial telecast of the Series in any country of the Territory, UNILEVER shall submit to KING WORLD, for KING WORLD's licensor's approval, photographs or artist's renditions, pictures and script of the prototype episode of the Series. UNILEVER shall make such modifications to its prototype as KING WORLD may require to achieve such conformity. Following approval of such prototype, UNILEVER shall not depart from such prototype in its production of subsequent episodes of the Series in that country.

(f) KING WORLD expressly reserves all rights that are not expressly granted herein, including without limitation all television rights not referred to in Paragraph 1(a), all subsidiary and ancillary rights, all merchandising rights, and all other right, title and interest, in and to the names of WHEEL, JEOPARDY and the Series and the Proprietary Elements, and KING WORLD and/or its licensor shall be free to exploit these rights in any fashion it shall deem appropriate. KING WORLD and/or its licensor may, or may authorize any third parties to, reproduce any of the Proprietary Elements without any compensation to UNILEVER therefor.

(g) UNILEVER may produce the Series in any language of the country in which the Series will be telecast. Unilever shall notify KING WORLD in writing of any translation of the titles WHEEL and JEOPARDY. KING WORLD shall have the right to approve any translation of the titles WHEEL and JEOPARDY prior to their use in the Territory and KING WORLD's licensor shall own the rights to such translations and shall have the right to register and protect all involved trademarks and service marks. UNILEVER shall not dub or subtitle any episodes of the Series into other languages for telecast purposes. UNILEVER shall not telecast any version of either of the Series in any language in a country other than the country where it
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had its original telecast (including for these purposes contiguous countries that are functionally part of the same market) without KING WORLD's prior written consent.

(h) UNILEVER may sublicense the right to produce and to exhibit the Series; provided, however, any such agreement must preserve all of KING WORLD's and its licensor's rights as set forth herein and in no way may such sublicense contravene the terms and conditions of this Agreement. Subject to the preceding sentence, UNILEVER may not assign this Agreement or any of its rights or obligations hereunder.

2.       TERRITORY

The rights granted hereunder shall include all countries specified in Territory A and if UNILEVER exercises its option pursuant to Paragraph 11 below, the countries included in Territory B. Territory A shall include Albania, Andorra, Austria, Belgium, Bulgaria, Czechoslovakia, Denmark, Finland, France, German Democratic Republic (GDR), Federal Republic of Germany (FRG) (only for JEOPARDY; the rights to WHEEL are specifically excluded), Greece, Hungary, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Spain, Sweden, Switzerland, Union of Soviet Socialist Republics (USSR), United Kingdom (only for WHEEL; the rights to JEOPARDY are specifically excluded), Vatican and Yugoslavia. Territory B shall include the entire world excluding the Territory A countries, Australia and New Zealand (for WHEEL only), Canada, the United States of America including the Commonwealth of Puerto Rico (but excluding its other territories and possessions) and Bermuda.

3.       LICENSE TERM

The License Term shall be for a period of five (5) years. The License Term commenced on January 1, 1988, except where there is a delayed availability of the rights as indicated below, and will expire on December 31, 1992 for the Territory A countries. The License Term will commence on January 1, 1989 and will expire on December 31, 1993 for the Territory B countries, if the relevant option is exercised.

UNILEVER acknowledges that KING WORLD has previously licensed the rights to WHEEL and JEOPARDY in, among other countries, the United Kingdom and Italy. Due to this prior grant of rights in these Territory A countries, the License Terms in those countries will commence as follows: a) Italy for WHEEL and JEOPARDY, the License Term will commence on January 1, 1989 and b) United Kingdom for WHEEL, the License Term will commence on August 1, 1991. Notwithstanding the delayed availability of the rights in the foregoing countries, the License Terms in these countries will still expire on December 31, 1992.
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In addition, UNILEVER acknowledges that by a grant of rights to it by
Television Francaise 1 pursuant to an agreement specified in Paragraph 8 below, UNILEVER has acquired the rights to WHEEL in France.

4.       LICENSE FEE

(a) The Total License Fee for the rights herein granted is the greater of the guaranteed minimum license fee of [*] or a sum which equals the amount of all monies derived from the royalty payments which become due and owing according to the schedule as specified in the attached Exhibit A, which is incorporated herein by this reference, during the License Term.

(b) UNILEVER shall remit to KING WORLD, unless previously paid as provided in Paragraphs 4(c) and (d) below, the minimum guaranteed license fee as follows:

         [*]

(c) Subject to the other provisions of this Agreement, UNILEVER will pay KING WORLD a royalty in accordance with the attached Exhibit A for each episode per telecast (i.e., initial telecast and each repeat telecast, however, UNILEVER shall pay [*] of the original royalty rate for such repeat telecast if UNILEVER loses its barter advertising in such repeat telecast) of each of the Series, on a [*] basis, with respect to each year of the License Term in each country in Territory A.

(d) The royalty payments specified above shall be applied against the guaranteed minimum payments as set forth in subparagraph (b) hereof during each year of the License Term. The guaranteed annual minimum payments are cumulative; therefore, in the event the amount of the royalty payments due to KING WORLD, when calculated using the schedule outlined in Exhibit A for a specific year of the License Term, exceeds the guaranteed minimum





*        Omitted pursuant to a request for confidential treatment.
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payment due in that year, UNILEVER shall have the right to credit any cumulative excess against the future minimum guaranteed payments in reverse order (i.e., reduce the 1992 payment first, then the 1991 payment, etc.)

5.       COMMENCEMENT OF PRODUCTION

UNILEVER shall notify KING WORLD upon UNILEVER's determination to commence production of each of the Series in any particular country of the Territory.

6.       ACCOUNTING STATEMENTS

For each [*] of the License Term ("Accounting Period"), Licensee shall, by the [*] day after the end thereof, send to BVI a detailed Accounting Statement containing the aggregate Total Number of Episodes Telecast and the Total Number of Episodes Produced in each country in Territory A for each of the Series, which Statements shall include excerpts from UNILEVER's (or the appropriate sublicensees') telecast logs or affidavits of performance, together with any payment due with respect to such accounting period. The form of Accounting Statement submitted by UNILEVER shall be subject to the reasonable approval of BVI. All sums specified herein refer to United States dollars and all currencies received by UNILEVER must be converted to United States dollars before remittance to BVI. UNILEVER agrees to pay all conversion fees. Time is of the essence in the performance by UNILEVER of its accounting and payment obligations hereunder. All Accounting Statements shall be addressed to John Elia, Director of Finance Administration, Buena Vista International, Inc., 350 South Buena Vista Street, Burbank, California 91521 with an additional copy sent to Jonathan Birkhahn, Vice President, King World, 1700 Broadway, 35th Floor, New York, New York 10019. In the event a discrepancy is discovered regarding the number of episodes telecast during a particular year of the License Term, UNILEVER agrees to recompute and make immediate payment of any amounts, including interest charges, then due based on the actual and true telecasts of the episodes and in the event of a deficiency of [*] or more, to pay all reasonable costs and expenses incurred by BVI in the checking of such telecast usage by UNILEVER and any reasonable attorneys' fees incurred by BVI in enforcing the collection thereof. UNILEVER shall have the right to satisfy its obligations under this Paragraph by causing LINTAS to provide same, providing UNILEVER remains primarily obligated.

7.       AUDIT

UNILEVER shall keep accurate and complete books and records of all transactions relating to this Agreement. KING WORLD, at any time during the License Term and for a period of [*] thereafter, may by its representatives and/or designees, during regular business hours, have full access to audit all such books and records (but no more than [*]





*        Omitted pursuant to a request for confidential treatment.
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and to make any copies thereof it may desire. The exercise by KING WORLD of any right to audit or the acceptance by KING WORLD of any Accounting Statement or payment shall be without prejudice to any of KING WORLD's rights or remedies and shall not bar KING WORLD from thereafter disputing the accuracy of any such Accounting Statement or payment and UNILEVER shall remain fully liable for any balance due under the provisions hereof; provided, however, any Accounting Statement or audit shall be deemed conclusive and no longer subject to challenge by KING WORLD, its representatives and/or designees [*] years from the date of its receipt by KING WORLD (except with respect to any challenges which are begun but not concluded prior to that date, which shall remain in effect until they are concluded). If an audit or checking reveals that UNILEVER has underreported or has misrepresented any item bearing upon the computation of the amounts payable to KING WORLD, UNILEVER agrees, in addition to recomputing and making immediate payment of the amounts due based on the actual and true items, to pay all costs and expenses incurred by KING WORLD for the audit checking and any attorneys' fees incurred by KING WORLD in enforcing the collection thereof. UNILEVER shall have the right to satisfy its obligations under this Paragraph by causing LINTAS to provide same, providing UNILEVER remains primarily obligated. KING WORLD acknowledges that any audit conducted under this Paragraph shall be limited to LINTAS so long as LINTAS maintains the books and records pertaining to such audit and further that if UNILEVER is to be the subject of a direct audit, such audit shall be conducted by Coopers and Lybrand (or UNILEVER's then principal accounting firm), which firm shall deliver to KING WORLD a certificate to the effect that the accountings in question are accurate with such exceptions as may be required.

8.       INTERNATIONAL BARTER

Reference is hereby made to that license agreement between KING WORLD and Television Francaise 1 ("TF1") signed by KING WORLD on April 13, 1988 and by TF1 on March 23, 1988, in which KING WORLD granted to TF1 the sole and exclusive right to produce and to exhibit on television in the Territory (as defined in the agreement) during the term of the agreement, a television series based upon the format of "WHEEL OF FORTUNE" ("LA ROUE DE LA FORTUNE") in the French language and which right has been assigned by TF1 to Unilever France Services, a corporation controlled by UNILEVER. That agreement is incorporated herein by this reference. Said agreement shall be treated as if it were a license agreement entered into under this Agreement.

9.       RATINGS

If an episode of either or both of the Series is telecast in a country and 1) UNILEVER receives any barter advertising time therein and 2) if such episode of the Series [*] then:





*        Omitted pursuant to a request for confidential treatment.
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i.       if the telecast occurs [*], the royalty payment due as indicated on the schedule in Exhibit A will be increased by [*]; and

ii.      if the telecast occurs [*], the royalty payment due as indicated on the schedule in Exhibit A will be increased by [*].

Notwithstanding the above, the royalty increases will not be applicable for the episodes of WHEEL in France broadcast through [*].

The method, time and source used to determine the ratings of each episode of the Series will be determined on a country-by-country basis and by using the local customary audience measurement methods subject to KING WORLD's and UNILEVER's mutual approval.

10.      INCREASE IN ROYALTY PAYMENTS

If by the Accounting Period ending December 31, 1990, the total guaranteed minimum amount as set forth in Paragraph 4 above is exceeded by the royalty payments due under Exhibit A, the royalty payments due for episodes of WHEEL in France will be increased from [*] to [*] per episode telecast during 1991 and from [*] to [*] per episode telecast during 1992. The increases in royalty payments for telecasts of episodes of WHEEL in countries in Territory A other than France will be increased by [*] per episode telecast in 1991 and [*] per episode telecast in 1992.

11.      OPTION

Prior to January 1, 1989, KING WORLD shall refrain from licensing the rights set forth in Paragraph 1 for Territory B to a third party, and UNILEVER shall have an exclusive option to license such rights for Territory B (and for the entire Territory B only) exercisable upon prior written notice received by KING WORLD no later than December 31, 1988; provided that the negotiations regarding the amount of the royalty payments for each country in Territory B and the guaranteed minimum license fee must be completed to the mutual satisfaction of KING WORLD and UNILEVER as a condition to UNILEVER's right to exercise the option. If such negotiations are not completed and UNILEVER has not exercised the option by December 31, 1988, then KING WORLD shall be free to enter into such licenses with any third parties in Territory B without any further obligation to UNILEVER whatsoever.

12.      TAXES

UNILEVER shall pay and hold KING WORLD harmless from, all taxes (excluding KING WORLD's income and franchise taxes), censorship charges, or other





*        Omitted pursuant to a request for confidential treatment.
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charges now or hereafter imposed or based upon the production, rental, delivery, license, exhibition, possession or use by UNILEVER hereunder of any materials furnished by KING WORLD or the materials produced by UNILEVER hereunder. Payment withholding or deduction by UNILEVER of the foregoing shall in no way reduce the payments due KING WORLD hereunder. To the extent that payment of any of the foregoing is advanced by KING WORLD, UNILEVER shall reimburse KING WORLD on demand, and upon the failure of UNILEVER to do so, KING WORLD shall have all the remedies available to it in law or equity for the collection of unpaid License Fees, as well as all other remedies provided by law or equity, including any offset rights.

13.      WARRANTIES

(a) KING WORLD represents and warrants that (i) it has not previously granted to any other party any of the rights herein conveyed except as expressly set forth in Paragraph 3 and (ii) BVI is duly authorized and acting agent of KING WORLD, with all authority to receive payments and conduct all other acts contemplated by this Agreement.

(b) UNILEVER represents and warrants that no part of the Series produced by it will infringe upon or violate the rights or interest of any person, nor will such Series defame, libel, or slander or invade the privacy of any person and the Series will be produced in accordance with all applicable laws, requirements, contracts, rules and regulations.

14.      DROIT MORAL

It is agreed that in the adaption of the productions the "Droit Moral" of the creators of the formats may not be violated, provided however, that no interruption of the program solely for advertising and promotion purposes shall be deemed to be such a violation and that KING WORLD hereby consents to any such interruptions decided in UNILEVER's sole discretion.

15.      GOODWILL, TRADEMARK, COPYRIGHT

(a) UNILEVER hereby acknowledges and agrees that (i) the names of WHEEL and JEOPARDY and of the Series and the Proprietary Elements are unique and original and have acquired a secondary meaning and that KING WORLD and/or its licensors are the owners and/or controllers thereof and of the substantial and valuable good will associated therewith; (ii) UNILEVER shall not at any time dispute or contest, directly or indirectly, the exclusive right, title and interest of KING WORLD and/or its licensors in and to WHEEL, JEOPARDY, the Series or the Proprietary Elements or the copyrights, trade names or trademarks with respect thereto except to the extent of the rights expressly granted to UNILEVER under this Agreement; and (iii) UNILEVER shall, at any time, whether during or after the License Term, execute any documents reasonably required by KING WORLD to confirm KING WORLD's (or its licensors') ownership rights as set forth herein.
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The provisions of this Paragraph 15(a) shall not apply except to the extent that such provisions do not infringe European Community Law from time to time in effect, provided that if at a given time such provisions are so inapplicable, then in the event that UNILEVER shall take any action inconsistent with any of the acknowledgements and agreements that would have been made by UNILEVER but for such inapplicability, KING WORLD shall, at its option, have the right to terminate the License Term by giving UNILEVER not less than 60 days' prior written notice to such effect. In the event of such a termination, the minimum guaranteed licensee fee payable by UNILEVER pursuant to Paragraph 5(b) with respect to the calendar year of the License Term during which such termination takes effect shall be directly prorated.

(b) Whether or not there is a change in European Community law as described above, UNILEVER shall cooperate with KING WORLD in the execution, filing and prosecution of any trademark, copyright or design application that KING WORLD may desire to file, relating to WHEEL, JEOPARDY, the Series or the Proprietary Elements.

(c) The parties hereby agree that (i) KING WORLD and its licensors may, in their sole and absolute discretion, take such action (including without limitation the commencement of litigation) to stop any infringement of any of their rights in or to WHEEL, JEOPARDY, the Series or the Proprietary Elements, as they deem appropriate; and (ii) UNILEVER shall fully cooperate with KING WORLD and its licensors to prevent such infringement and, if requested by any of them, shall at KING WORLD's expense join with KING WORLD or such licensor as a party to any action brought by KING WORLD or such licensor for such purpose.

16.      CREDITS

The Series shall be exploited with a separate credit reading: "Based upon WHEEL OF FORTUNE (or JEOPARDY! as the case may be) produced in the United States by MERV GRIFFIN ENTERPRISES, a unit of COLUMBIA PICTURES ENTERTAINMENT, INC. and Distributed in association with KING WORLD and BUENA VISTA INTERNATIONAL, INC.", in an adequate translation.

17.      CREATIVE APPROVALS

MERV GRIFFIN ENTERPRISES, the licensor of KING WORLD, shall have prior approval over the principle creative elements of the production of either of the Series in each country in Territory A and/or Territory B and no material changes to the television format rights, including but limited to the title, host, set designs, lighting designs, graphic designs, decorations, colors, equipment and rules of WHEEL and JEOPARDY shall be
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made without MERV GRIFFIN ENTERPRISES' prior approval in writing. MERV GRIFFIN
ENTERPRISES shall exercise its rights of approval in a good faith manner. KING WORLD will act as an intermediary for UNILEVER in obtaining the foregoing approvals.

18.      OWNERSHIP

Title in and to all or part of the rights licensed to UNILEVER hereunder shall at all times remain in KING WORLD and/or its licensor, and the trademarks and other intellectual property embodied in all of such rights shall at all times remain vested in KING WORLD and/or its licensor, subject only to the uses granted herein. Possession of any of the above by UNILEVER shall be solely for the purpose of exercising its rights hereunder. UNILEVER shall not and agrees not to impair KING WORLD's and/or its licensor's title, interest or rights therein or to create a lien or encumbrance thereon or to in any manner perform any act in derogation of such rights, interests and title in KING WORLD and/or its licensor.

19.      OWNERSHIP OF MATERIALS PRODUCED OR CREATED BY UNILEVER

Any and all materials produced by UNILEVER for the telecast of either of the Series will become the exclusive property of KING WORLD and/or its licensor, including without limitation, all videotapes, any advertising and/or promotional meterials (e.g., trailers, print advertising) and any and all other materials related to the Series. UNILEVER shall promptly furnish and/or execute any document requested by KING WORLD in evidence of such exclusive ownership rights and interest in KING WORLD. Any and all materials relating to each of the Series (including, without limitation, videotapes, sound tracks and advertising and promotional materials) remaining in UNILEVER's possession at the expiration or other termination of the License Term shall be returned by UNILEVER, shipping or delivery charges prepaid, immediately following such expiration or other termination, unless otherwise provided, either directly to KING WORLD or to such address as KING WORLD may designate. KING WORLD may elect, at its sole option, to require UNILEVER by written notice to destroy or erase any material and to furnish an affidavit certifying that such destruction or erasure has occurred executed by senior executive officers of UNILEVER.

20.      INDEMNIFICATION

Each party agrees to indemnify and hold harmless the other (including, in the case of KING WORLD, its licensors) from and against any and all loss,
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damage, liability, cost and expenses, including reasonable attorneys' fees, incurred by the other as a result of, or arising out of, or in connection with a breach or an alleged breach of any representation or warranty or the failure or the alleged failure to perform any agreement to be performed pursuant to this Agreement.

21. DEFAULT/BREACH: If UNILEVER (1) fails or refuses to perform any of its obligations hereunder or breaches any provision hereof, and if such default or breach is not cured within fourteen (14) days after written notice thereof to UNILEVER from KING WORLD, of (2) becomes insolvent or a petition under any Bankruptcy Act shall be filed by or against UNILEVER or if any property of UNILEVER is attached and such attachment is not released within ten (10) days after the date of attachment or if UNILEVER executes an assignment for the benefit of creditors or if a receiver, custodian, liquidator or trustee is appointed for UNILEVER or (3) attempts to make or makes any assignment, transfer or sublicense of the Agreement without KING WORLD's prior written consent, KING WORLD, in addition to its other rights and remedies under law or equity, may, at its option, declare this Agreement breached, make all License Fees and any other monies then due or to become due hereunder immediately due and payable plus interest on any late payments at the rate of two percent (2%) over the prime interest rate charged by the Bank of America from time to time (but in no event higher than the maximum rate of interest then permitted by law), suspend the license granted in this Agreement, suspend the right to telecast the Series until such default is cured and/or terminate this Agreement.

In the event this Agreement is terminated under any of the provisions contained in this paragraph, all rights herein granted to UNILEVER shall terminate and automatically revert to KING WORLD.

The exercise of any or all of the foregoing remedies by KING WORLD shall not operate as a waiver on the part of KING WORLD of its right to exercise any other remedies available to KING WORLD under this Agreement, at law or equity, and all of the foregoing remedies shall be deemed cumulative.

22.      NOTICES

Except as may be specifically provided to the contrary elsewhere in this Agreement, all notices and communications required or appropriate hereunder shall be deemed given when deposited, postage or toll charges prepaid, in any post office or post office box or telegraph office in the United States or in the Territory, addressed to BVI, attention: John Reagan, Senior Vice President, Business and Legal Affairs at the address specified on page one (1) hereof with an additional copy to KING WORLD, attention: Jon Birkhahn, Vice President, Business and Legal Affairs at
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1700 Broadway, New York, New York 10019 or LINTAS at the addresses appearing above or at such other addresses as may hereafter be designated in writing to the other party.

23.      ILLEGALITY

If any provision hereof is held to be illegal or unenforceable, this Agreement shall remain in full force and effect, except that such provision shall be deemed deleted or modified, as may be appropriate, in order to remove such illegality or unenforceability.

24.      RELATIONSHIP OF THE PARTIES

Nothing herein contained shall be construed to create a partnership or joint venture among the parties hereto or to make any of the parties the agent of the other, except as expressly stated herein. None of the parties shall be or become liable or bound by any representation, act, omission or agreement whatsoever of the other which may be contrary to the provisions of this Agreement.

25.      WAIVER

No waiver by any of the parties hereto of any failure by any of the parties to keep or perform any covenants or conditions of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant or condition.

26.      RENEWAL

If during the License Term, or for a period of [*] thereafter, KING WORLD elects to grant to other parties for an additional license period, for Territory A (or any country constituting a part of that Territory) and/or (if the option referred to in Paragraph 11 above has been exercised) Territory B
(or any country constituting a part of that Territory), any of the rights granted herein to UNILEVER, KING WORLD shall negotiate exclusively with UNILEVER in good faith for a period of up to [*] regarding the terms for such a renewal. If such a renewal agreement is not reached within [*], KING WORLD shall have the right to grant such rights for such additional period and for such country to any third party without any further obligation to UNILEVER. KING WORLD acknowledges and agrees that UNILEVER's rights under this Paragraph 26 shall extend to such rights to the Series as KING WORLD may hereafter acquire from its licensor if KING WORLD in fact elects to grant such rights to other parties.

27.      PREMIUM RIGHTS

In the event that, during the License Term or any extension thereof in Territory A and/or, if the relevant option is exercised, Territory B, KING





*        Omitted pursuant to a request for confidential treatment.

                                                          CONFIDENTIAL TREATMENT


Page 13
June 2, 1988
Lintas International



WORLD elects to grant merchandising rights in the nature of premium rights in connection with WHEEL and/or JEOPARDY to any other advertising agency in its capacity as such, it will first offer any such opportunity to UNILEVER by notice to Mr. Lawrence E. Lamattina of LINTAS at the address noted on page one hereof and Mr. Lamattina will within two (2) business days of receipt respond to KING WORLD, as appropriate, by either accepting or rejecting such offer, provided that UNILEVER shall be entitled to its rights under this Paragraph 27 only so long as Mr. Lamattina is employed as a senior executive of LINTAS.

28.      BI-WEEKLY UPDATES ON LICENSING ACTIVITIES

UNILEVER agrees to designate a representative at LINTAS to give bi-weekly updates to a representative designated by KING WORLD regarding the status of all licensing activities undertaken pursuant to this Agreement.

29.      HEADINGS

The headings of this Agreement or any paragraph hereof are inserted only for the purpose of convenient reference and it is recognized that they may not accurately or adequately describe the contents of the paragraphs which they head. Such headings shall not be deemed to limit, cover, or in any way affect the scope, meaning, or intent of this Agreement or any part thereof, nor shall they otherwise be given any legal effect.

30.      AMENDMENTS AND MODIFICATIONS

This Agreement may not be modified or waived in whole or in part except in writing signed by or on behalf of KING WORLD and UNILEVER.

31.      GOVERNING LAW

This Agreement shall be construed and interpreted in accordance with the laws of the State of New York applicable to contracts made and fully to be performed therein, independent of the forum in which this Agreement or any part thereof may come up for construction, interpretation or enforcement.

All actions, proceedings or litigation brought by the parties hereto against the others relating to this Agreement shall be instituted and prosecuted within the State of New York and the parties hereby agree and submit to the jurisdiction of its courts solely for such purposes.

32.      ENTIRE AGREEMENT

This Agreement is complete and embraces the entire understanding of and among the parties, all prior understandings in connection with the subject matter herein contained, either oral or written, having been merged herein or cancelled. No representations have been made by the parties hereto except those expressly set forth herein.

                                                          CONFIDENTIAL TREATMENT


Page 14
June 2, 1988
Lintas International



If the foregoing correctly sets forth your understanding, please sign in the space provided below.

Very truly yours,

BUENA VISTA INTERNATIONAL INC.                 KING WORLD F.S.C. CORPORATION
(as agent FOR KING WORLD F.S.C. CORPORATION)

By /s/ Signed                                  By /s/ STEPHEN W. PALLEY

Date  1/25/89                                  Date  1/25/89

ACCEPTED AND AGREED TO:

LINTAS INTERNATIONAL LIMITED                   UNILEVER NV
(as agent FOR UNILEVER NV)

By /s/ LAWRENCE LAMATTINA                      By_______________________

Date  Jan. 17, 1989                            Date_____________________

                             CONFIDENTIAL TREATMENT


                                   EXHIBIT A

 Attached to and forming a part of the June 2, 1988 Letter of Agreement between

                          LINTAS INTERNATIONAL LIMITED

                                      and

                        BUENA VISTA INTERNATIONAL, INC.

               WHEEL OF FORTUNE and JEOPARDY LICENSE FEE SCHEDULE
           (Royalty Payment in U.S. Dollars Per Episode Per Telecast)
                               Per Calendar Year

                              [KING WORLD LOGO]


                                                            As of June 13, 1989


UNILEVER BV
c/o Lintas International Limited
One Dag Hammarskjold Plaza
New York, New York  10017

     RE: LICENSE TO PRODUCE AND TELECAST TELEVISION SERIES BASED ON "WHEEL OF FORTUNE" AND "JEOPARDY!"

Ladies/Gentlemen:

This letter, when accepted by you, shall constitute an amendment to the agreement dated June 2, 1988 (the "Agreement") between King World F.S.C. Corporation ("King World") and UNILEVER BV.

1. Notwithstanding paragraph 1(b) of the Agreement, KING WORLD authorizes UNILEVER to sublicense the production by Canale 5 of episodes of WHEEL of forty-five (45) minutes in duration for broadcast in Italy, San Marino and Vatican.

2. Paragraph 2 of the Agreement is amended to read in its entirety as follows:

    "2.  TERRITORY

    The rights granted hereunder shall include all countries specified in Territory A and if UNILEVER exercises its option pursuant to Paragraph 11 below, the countries included in Territory B. Territory A shall include Albania, Andorra, Austria, Belgium, Bulgaria, Czechoslovakia, Denmark, Finland, France, German Democratic Republic (GDR) (including East Berlin), Federal Republic of Germany (FRG) (including West Berlin), Greece, Hungary, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Spain, Sweden, Switzerland, Union of Soviet Socialist Republics (USSR), United Kingdom (only for WHEEL; the rights to JEOPARDY are specifically excluded), Vatican and Yugoslavia. Notwithstanding the foregoing, the rights granted hereunder with respect to WHEEL in German Democratic Republic, Federal Republic of Germany, Austria, Switzerland, Luxembourg,

Page 2
June 13, 1989
Lintas International

    Liechtenstein, South Tirol, Czechoslovakia, Hungary, Romania and Poland shall be limited to versions of such Series in languages other than German. Territory B shall include the entire world excluding the Territory A countries, Australia and New Zealand (for WHEEL only), Canada, the United States of America including the Commonwealth of Puerto Rico (but excluding its other territories and possessions) and Bermuda."

3. The episodic royalties set forth in Exhibit A with respect to productions of WHEEL in Ireland during 1988, 1989 and 1990 are replaced by the phrase "NA."

4. The phrase "the United Kingdom" appearing on the second and sixth lines of the second paragraph of Paragraph 3 of the Agreement is amended to read "the United Kingdom and Ireland," and the word "August" appearing in such sixth line is amended to read "January."

5. UNILEVER acknowledges that is has not exercised the option contemplated by paragraph 11 of the Agreement.

6. UNILEVER may satisfy its obligations under paragraph 17 of the Agreement by complying with the following procedures:

(a) A production "bible" for each WHEEL and JEOPARDY! shall be created by UNILEVER for the approval of MGE. KING WORLD confirms that the "bible" created for the French (TF-1) version of WHEEL is pre-approved for use in the production of such Series in the other countries of the Territory.

(b) MGE shall have prior approval over each of the following elements of each Series in each country of the Territory:

        i.    Title
        ii.   Rules
        iii. The use and role of the hosts(s) in the Series; UNILEVER need not obtain MGE's approval over the actual identity of the host in any version of either Series.
        iv.   Photos or artists' renditions of:
                   Set Design
                   Lighting Design
                   Graphic Design
                   Decorations
                   Colors
                   Equipment

Page 3
June 13, 1989
Lintas International


    Elements prepared for approval by MGE shall be sent by UNILEVER to KING WORLD, Attention: Fred M. Cohen (or such other individual as may be designated by KING WORLD) for forwarding to the appropriate persons at MGE. Upon MGE's approval or KING WORLD'S receipt from MGE of requested changes, KING WORLD shall directly contact Larry Lamattina, Doug Gluck or any other individual designated by UNILEVER to relay such approval or changes. A production of either Series produced consistent with such elements, in the form approved by MGE, shall be deemed a "prototype" for purposes of paragraph 1(a) of the Agreement.

(c) UNILEVER shall furnish KING WORLD with a VHS cassette (any format) of the pilot show for each Series in each country of the Territory, as well as one cassette of each such Series during each calendar quarter that such Series is in production.

7. UNILEVER acknowledges that, as members of the Interpublic Group of Companies, Lintas: Worldwide and E.C. Television may act as UNILEVER'S administrators and as UNILEVER'S agents in UNILEVER'S performance of this agreement.

8. E.C. Television is designated as UNILEVER'S direct liaison with KING WORLD and its licensors. KING WORLD, on behalf of itself and its licensors, agrees that all approvals called for in paragraphs 1(e), 1(g), and 17 of the Agreement and of paragraph 6(c) of this letter of amendment dated June 13, 1989 shall be given within 20 business days following receipt by KING WORLD of the applicable request for approvals and all accompanying materials (or 20 business days following the complete execution of this letter, if later); UNILEVER shall, in this connection, cause a copy of each such request and materials to be sent simultaneously to Merv Griffin Enterprises. KING WORLD'S failure to respond within such 20-day period shall constitute its consent.

9. Except as expressly modified hereby, the Agreement remains in full force and effect.

                                                  Very truly yours,

                                                  KING WORLD F.S.C. CORPORATION



                                                  By:
                                                        -----------------------
                                                  Dated:
                                                        -----------------------

ACCEPTED:

UNILEVER BV

By:  LINTAS INTERNATIONAL LIMITED

     By:
        -------------------------------
     Date:
          -----------------------------